Exhibit 10.7

AMENDMENT NO. 6 TO AMENDED AND RESTATED
RECEIVABLES TRANSFER AGREEMENT

AMENDMENT NO. 6 TO AMENDED AND RESTATED RECEIVABLES TRANSFER AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this “Amendment”), effective as of June 29, 2015 (the “Effective Date”), is entered into by and among TSPC, INC., a Nevada corporation, as transferor (in such capacity, the “Transferor”), TRIMAS CORPORATION, a Delaware corporation, as collection agent (in such capacity, the “Collection Agent”), TRIMAS COMPANY, LLC, a Delaware limited liability company, as guarantor (in such capacity, the “Guarantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, successor by merger to Wachovia Bank, National Association, individually (in such capacity, the sole “Purchaser”), as letter of credit issuer (in such capacity, together with its successors in such capacity, the “LC Issuer”) and as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the parties hereto have entered into that certain Amended and Restated Receivables Transfer Agreement dated as of September 15, 2011, as amended by Amendment No. 1 to the Amended and Restated Receivables Transfer Agreement dated as of June 29, 2012, Amendment No. 2 to the Amended and Restated Receivables Transfer Agreement dated as of December 17, 2012, Amendment No. 3 to the Amended and Restated Receivables Transfer Agreement dated as of April 17, 2014, Amendment No. 4 to the Amended and Restated Receivables Transfer Agreement dated as of November 26, 2014, and Amendment No. 5 dated as of February 28, 2015 (as amended, amended and restated, or otherwise modified from time to time, the “Agreement”); and

WHEREAS, the parties wish to amend the Agreement on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and among the parties as follows:

1.    Amendments. Effective as of the Effective Date:

1.1	Schedule B to the Agreement is hereby amended and restated in its entirety to read as set forth in Annex I to this Amendment.

1.2	Exhibit B to the Agreement is hereby amended and restated in its entirety to read as set forth in Annex II to this Amendment.

1.3	Exhibit H to the Agreement is hereby amended and restated in its entirety to read as set forth in Annex III to this Amendment.
2.    Representations and Warranties. In order to induce the Administrative Agent, the LC Issuer and the sole Purchaser to enter into this Amendment, each of the Transferor, the Guarantor and the Collection Agent (each, a “Transferor Party”) hereby represents and warrants to the Administrative Agent, the LC Issuer and the sole Purchaser as follows:
(a)    Entity and Governmental Authorization; Contravention. The execution, delivery and performance by such Transferor Party of this Amendment are within its corporate or limited liability company powers, as the case may be, have been duly authorized by all necessary corporate or limited liability company action, as applicable, require no action by or in respect of, or filing with, any Official Body or official thereof, and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Certificate of Incorporation or the By-Laws (or other organizational documents) of such Transferor Party, or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon such Transferor Party, or result in the creation or imposition of any Adverse Claim on the assets of such Transferor Party (except those created by the Agreement).
(b)    Binding Effect. The Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of such Transferor Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the rights of creditors and general equitable principles (whether considered in a proceeding in equity or at law).
(c)    Consents, Licenses, Approvals, Etc. No consents, including, without limitation, consents under loan agreements and indentures to which such Transferor Party is a party), licenses or approvals are required in connection with the execution, delivery and performance by such Transferor Party of this Amendment, or the validity and enforceability against such Transferor Party of this Amendment, except such consents, licenses and approvals as have already been obtained and that remain in full force and effect on the date hereof.
3.    Conditions Precedent; Partial Release.

3.1.	This Amendment shall become effective when each of the following conditions precedent has been satisfied:

(a)	The Administrative Agent shall have received counterparts of this Amendment, duly executed by each of the parties hereto;

(b)
The Administrative Agent shall have received counterparts of Amendment No. 6 to Amended and Restated Receivables Purchase Agreement, duly executed by each of the parties thereto, together with all closing documents required thereunder;

(c)	The Aggregate Credit Exposure shall not exceed $75,000,000;

(d)
The Administrative Agent’s counsel shall have received payment in full of its reasonable fees and disbursements in connection with the preparation, negotiation, and closing of this Amendment and the other documents required to be delivered to it hereunder; and

(e)
Each of the representations and warranties contained in Section 2 of this Amendment shall be true and correct in all material respects, it being understood that the foregoing materiality qualifier shall not apply to any representation that itself contains a materiality threshold.

3.2.
Upon satisfaction of the conditions precedent set forth in Section 3.1 above, Wells Fargo Bank, National Association, individually as the sole Purchaser and as Administrative Agent, hereby releases all of its right, title and interest in, to and under solely those Receivables arising from the sale of goods or provision of services by Cequent Performance Products, Inc. or Cequent Consumer Products, Inc. (collectively, the “Cequent Receivables”), together with the Related Security and Collections with respect to the Cequent Receivables and all Proceeds of the foregoing, the Lock-Box Accounts deleted from Exhibit B to the Receivables Transfer Agreement pursuant to this Amendment, and all of the Transferor’s rights under the Receivables Purchase Agreement with respect to the Cequent Receivables and with respect to any obligations thereunder of the Seller with respect to the Cequent Receivables.

4.	Miscellaneous.
4.1.    This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
4.2.    Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in The City of New York for purposes of all legal proceedings arising out of or relating to this Amendment or the transactions contemplated hereby. Each of the parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 4.2 shall affect the right of any party hereto to bring any action or proceeding against any party hereto or its respective properties in the courts of other jurisdictions.
4.3.    This Amendment may be executed in two or more counterparts thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by electronic mail with a .PDF or other image of a signed counterpart attached shall be effective as delivery of a manually executed counterpart of this Amendment to the fullest extent permitted by applicable law.
4.4.    This Amendment will inure to the benefit of and be binding upon the parties hereto and their respective successors, transferees and permitted assigns.
4.5.    The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.
4.6.    Each of the parties hereto hereby waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise among any of them arising out of, connected with, relating to or incidental to the relationship between them in connection with this Amendment. The provisions of this Section shall be continuing and shall survive any termination of the Agreement as amended hereby.
4.7.    By its signature below, the Guarantor hereby confirms that its Limited Guaranty set forth in Article IX of the Agreement remains in full force and effect as of the date hereof and after giving effect to this Amendment and to Amendment No. 6 to Amended and Restated Receivables Purchase Agreement of even date herewith.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

TSPC, INC., as Transferor

By:	/s/ Robert J. Zalupski
Name: Robert J. Zalupski Title: Vice President

TRIMAS CORPORATION, individually, as Collection Agent

By:	/s/ Robert J. Zalupski
Name: Robert J. Zalupski Title: Chief Financial Officer

TRIMAS COMPANY, LLC, individually, as Guarantor

By:	/s/ Robert J. Zalupski
Name: Robert J. Zalupski Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Purchaser, as LC Issuer and as Administrative Agent

By:	/s/ Ryan Tozier
Name: Ryan Tozier Title: Vice President

ANNEX I
SCHEDULE B
PURCHASERS, THEIR NOTICE ADDRESSES AND THEIR COMMITMENTS

[as of June 30, 2015]

Purchaser(s)	Commitment(s)
Wells Fargo Bank, National Association 1100 Abernathy Road, N.E., Suite 1500 Atlanta, GA 30328-5657 Attention: Ryan Tozier Telephone: (770) 508-2171 Telecopy: (855) 818-1936 E-mail: ryan.tozier@wellsfargo.com	$75,000,000

ANNEX II
EXHIBIT B
LOCK-BOX ACCOUNTS

Bank Name	Account Number	Lockbox Number	Account Name
Wells Fargo Bank 420 Montgomery Street San Francisco, CA 94104	4019957786	843834	Allfast Fastening Systems, LLC
Wells Fargo Bank 420 Montgomery Street San Francisco, CA 94104	4124521154	203065	Arrow Engine Company
Wells Fargo Bank 420 Montgomery Street San Francisco, CA 94104	4124521196	774609	Hi-Vol Products LLC
Wells Fargo Bank 420 Montgomery Street San Francisco, CA 94104	4124521204	774657	Keo Cutters, Inc.
Wells Fargo Bank 420 Montgomery Street San Francisco, CA 94104	4124521212	203061	Lamons Gasket Company
Wells Fargo Bank 420 Montgomery Street San Francisco, CA 94104	4000130013	N/A	Martinic Engineering, Inc.
Wells Fargo Bank 420 Montgomery Street San Francisco, CA 94104	4124521220	3272	Monogram Aerospace Fasteners, Inc.
Wells Fargo Bank 420 Montgomery Street San Francisco, CA 94104	4124521279	203069	Norris Cylinder Company
Wells Fargo Bank 420 Montgomery Street San Francisco, CA 94104	4124521287	774633	Richards Micro-Tool, Inc.
Wells Fargo Bank 420 Montgomery Street San Francisco, CA 94104	4124521295	774640	Rieke Corporation

ANNEX III

EXHIBIT H
TRADE NAMES

Corporate Name	Trade and Other Names Since 05/04
Allfast Fastening Systems, LLC	Allfast Fastening Systems, Inc.
Arrow Engine Company	None
Hi-Vol Products LLC	Fittings Products LLC
KEO Cutters, Inc.	None
Lamons Gasket Company	None
Martinic Engineering, Inc.	None
Monogram Aerospace Fasteners, Inc.	None
Norris Cylinder Company	None
Richards Micro-Tool, Inc.	None
Rieke Corporation	None